UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2008

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control Agreement with Gerald Seery

On November 2, 2008, CryoLife, Inc. (“CryoLife” or the “Company”) entered into a change of control agreement (the “Agreement”) with Gerald Seery, the Company’s Senior Vice President of Sales and Marketing.  The Agreement provides that the Company will pay to Mr. Seery a severance payment if he is terminated by the Company without cause or terminates his own employment for good reason during a period extending from six months before to two years after a change of control of the Company.

The material terms of the Agreement are as follows:

•
The initial term of the Agreement ends September 1, 2011 and renews on September 1, 2011 and every three-year anniversary thereafter, for an additional three-year term, unless the Company gives notice to Mr. Seery at least thirty days prior to the end of the then-current term that the Agreement shall not be extended.

•
The severance payment is an amount equal to two times the aggregate of Mr. Seery’s base salary as of the date of termination and bonus compensation for the year in which the termination of employment occurs (or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation).

•
Change of control as defined in the Agreement means a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as further defined within the Agreement.

•	The Agreement is not an employment agreement and both parties acknowledge that Mr. Seery’s employment is “at will.”

•
Mr. Seery agrees not to solicit any actual or prospective customers of CryoLife with whom he has had contact for a competing business or to solicit employees of CryoLife to leave the Company and join a competing business during the term of the Agreement and for a period of one year following the termination of the Agreement.

•
The Company is not required to make the severance payment and Mr. Seery is required to repay any portion of the severance payment already received if he solicits customers or employees of CryoLife during the term of the Agreement and for a period of one year following the termination of the Agreement.

Section 9 Financial Statements and Exhibits.

Item 9.01(d) Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Change of Control Agreement with Gerald Seery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: November 3, 2008	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer